UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2007

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officers

On August 22, 2007, the Board of Directors (the "Board") appointed Edward J. O'Leary as Chief Operating Officer and Bruce Cole as President — Transportation Americas.

Mr. O'Leary, 51, most recently served as the Company's President — Transportation Americas since June 2005. Prior to joining the Company, Mr. O’Leary served as President — The Americas at Oetiker Inc. From 2002 to 2004, Mr. O’Leary served in a consulting capacity with Jag Management Consultants. Mr. O’Leary served as Chief Executive Officer of iStarSystems from 2000 to 2002, and served as Vice President Sales and Distribution —The Americas at Federal-Mogul Corp. from 1998 to 1999. Effective August 22, 2007, Mr. O'Leary's base salary will increase to $485,000, his target under the Company's economic profit incentive compensation plan (the "EP Plan") will increase to 65% of base salary and his annual award under the Company's Long-Term Incentive Plan will increase to 150% of base salary.

Mr. Cole, 44, most recently served as the Company’s Vice President and General Manager — Recycling since November 2006 and has held various senior positions within the Company since 1989.

Effective August 22, 2007, Mr. Cole's base salary will increase to $280,000, his target under the Company's EP Plan will increase to 50% of base salary, his annual award under the Company's Long-Term Incentive Plan will increase to 125% of base salary and his monthly car allowance will increase to $950.

2004 Stock Incentive Plan

On August 22, 2007, the Board approved an amendment to the Company's 2004 Stock Incentive Plan that revises the definition of Fair Market Value. As amended, if the Fair Market Value, as calculated using the trailing 10-day average closing price of the Company's common stock on the NASDAQ National Exchange, is less than the closing price of a share of the Company’s common stock on the grant date, then the Fair Market Value shall be equal to the closing price of a share of the Company’s common stock on the grant date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2007, at the Company’s Annual Meeting of Shareholders, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation. The amendment to Article IV, Section 1 increases the total number of shares of all classes of capital stock which the Corporation shall have authority to issue to 201,000,000 shares, of which 200,000,000 shares shall be Common Stock, par value $0.01 per share, and 1,000,000 shares will be Preferred Stock, par value $0.01 per share. The amendment became effective on August 23, 2007 when it was filed with the Secretary of State of the State of Delaware. A copy of the amendment is attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

On August 23, 2007, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the appointments of Mr. O’Leary and Mr. Cole.

Item 9.01 Financial Statements and Exhibits.

3.1 Amendment to Amended and Restated Certificate of Incorporation

99.1 Press Release, dated August 23, 2007 announcing appointment of executives

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

August 24, 2007	By:	Francis M. Corby, Jr.

Name: Francis M. Corby, Jr.
Title: Executive Vice President President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to Amended and Restated Articles of Incorporation
99.1	Press Release, dated August 23, 2007, announcing appointment of executives